Exhibit 31

Rule 13a-14(a) Certification

I, David B. Speer, certify that:

1.	I have reviewed this report on Form 10-Q/A of Illinois Tool Works Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 12, 2008	/s/ David B. Speer
David B. Speer
Chairman & Chief Executive Officer

Exhibit 31

Rule 13a-14(a) Certification

I, Ronald D. Kropp, certify that:

1.	I have reviewed this report on Form 10-Q/A of Illinois Tool Works Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 12, 2008	/s/ Ronald D. Kropp
Ronald D. Kropp
Senior Vice President & Chief Financial Officer